SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549
                         ___________


                          FORM 8-K


                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



                     September 23, 1998
      Date of Report (Date of earliest event reported)



                THE PERKIN-ELMER CORPORATION
     (Exact Name of Registrant as Specified In Charter)



             New York                1-4389            06-0490270
   (State or Other Jurisdiction    (Commission         (IRS Employer
       of Incorporation)             File No.)        Identification No.)


                       761 Main Avenue
              Norwalk, Connecticut  06859-0001
(Address of Principal Executive Offices, Including Zip Code)


                       (203) 762-1000
    (Registrant's telephone number, including area code)

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Item 5.  Other Events.

     On September 23, 1998, The Perkin-Elmer Corporation (the "Corporation") issued a press release in which it announced that, subject to shareholder and final approval of the Corporation's Board of Directors, it plans to distribute a new class of common stock intended to track the separate performance of the Corporation's newly created Celera Genomics business unit which is focused on the discovery and distribution of genomic information. The Corporation's common stock would continue to reflect the performance of the Corporation's existing business, which is primarily focused on the supply of products and services to life science research and related applications. The plan will be implemented through a tax-free stock distribution that allows current shareholders to continue holding the same level of economic interest in the Corporation.

     Subject to Board approval, the Corporation is preparing to file a preliminary proxy statement with the U.S. Securities and Exchange Commission. Shareholders would be asked to approve the plan at a special meeting planned for early 1999. If the plan is approved, the new stock would begin trading shortly thereafter.

       A copy of the Corporation's press release is attached hereto as Exhibit 99.1.



Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

     (c)  Exhibits.

     The following exhibit is filed with this report.

          Exhibit No.                   Description

            99.1          Press Release dated September
                          23, 1998.

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


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE PERKIN-ELMER CORPORATION



                              By:  /s/ William B. Sawch
                                   William B. Sawch
                                   Senior Vice President,
                                   General Counsel
                                   and Secretary



Dated:   September 24, 1998

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